UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ________________________________________________________________________________
FORM 8-K/A
(Amendment No. 1)
 ________________________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 10, 2017
________________________________________________________________________________
UNDER ARMOUR, INC.
 ________________________________________________________________________________

Maryland	001-33202	52-1990078
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1020 Hull Street, Baltimore, Maryland		21230
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (410) 454-6428
(Former name or former address, if changed since last report)
 ________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

On January 31, 2017, Under Armour, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) reporting the appointment of David E. Bergman as the Company’s new principal financial and principal accounting officer. This Form 8-K/A amends the Original Form 8-K to disclose certain adjustments to Mr. Bergman’s compensation, which were determined on February 10, 2017 and February 14, 2017.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 10, 2017, the Compensation Committee of the Company’s Board of Directors (the “Committee”) approved an increase of Mr. Bergman’s annual base salary to $425,000 and approved the following annual equity awards to Mr. Bergman: a time-based restricted stock unit award with a grant date fair value equal to $375,000 vesting in four equal annual installments, and a performance-based restricted stock unit award with a grant date fair value equal to $375,000 vesting in two equal annual installments following the 2017-2018 performance period and assuming performance conditions have been satisfied. On February 14, 2017, the Committee approved a special time-based restricted stock unit award to him with a grant date fair value equal to $1.2 million vesting in four equal annual installments. The compensation approved by the Committee reflects Mr. Bergman’s recent assumption of the role of acting Chief Financial Officer.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNDER ARMOUR, INC.

Date: February 16, 2017	By:	/s/ John P. Stanton
John P. Stanton
Senior Vice President, General Counsel & Secretary